UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

FSP PHOENIX TOWER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on June 8, 2012, on June 4, 2012, FSP Phoenix Tower Limited Partnership (the “Seller”), an entity that is wholly-owned by FSP Phoenix Tower Corp. (the “Registrant”), entered into an agreement for the purchase and sale of real property (the “Agreement”) with Rosemont Realty, LLC (the “Buyer”) for a purchase price of $123,250,000.  There are no material relationships, other than in respect of the Agreement, among the Buyer and the Seller, the Registrant or any of the Registrant’s affiliates.  The Seller’s real property is located at 3200 Southeast Freeway, Houston, and is a 34-story multi-tenant office building containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land (the “Property”).   On June 20, 2012, the Buyer elected to terminate the Agreement as provided for under the terms of the Agreement. Neither the Seller nor the Registrant incurred any termination penalties in connection with the termination of the Agreement.

Item 7.01. Regulation FD Disclosure.

On or about June 25, 2012, the Registrant will be mailing a letter to the holders of its preferred stock with an update on the potential sale of the Property. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: June 22, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to be mailed by FSP Phoenix Tower Corp. on or about June 25, 2012.

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